Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

September 26, 2019

NN, Inc. Announces Departure of Carey Smith From Board of Directors

Charlotte, N.C., September 26, 2019 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that Carey Smith, Chief Operating Officer of Parsons Corporation, which recently went public in May of this year, is stepping down from the NN Board of Directors, effective November 14, 2019. Ms. Smith is departing due to her other professional commitments. Upon Ms. Smith’s departure, NN will have seven directors, six of whom are independent. The Board has determined not to fill the vacancy created by Ms. Smith’s departure at this time and plans to consider the issue at the next Board meeting in November.

“Since joining the NN Board in 2017, Carey has provided valuable insights and perspectives as we guided our company through a significant transformation,” said Robert Brunner, Chairman of the Board. “As a member of the Audit and Governance Committees, we greatly benefitted from Carey’s deep knowledge of aerospace and defense, including cybersecurity, executive leadership experience, and global business development expertise. We thank her for her contributions to NN and wish her all the best.”

“I am privileged to have served on NN’s Board during this important time in its history and I am confident that NN has a strong foundation for a successful future,” commented Ms. Smith.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.